		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended February 28, 2011

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$1,690,033	$1,690,033
Unrealized Gain (Loss) on Market Value of Futures	10,184,760	10,184,760
Interest Income	18,017	18,017
ETF Transaction Fees	17,000	17,000
Total Income (Loss)	$11,909,810	$11,909,810

Expenses
Investment Advisory Fee	$174,499	$174,499
Brokerage Commissions	31,928	31,928
Other Expenses	38,360	38,360
Total Expenses	244,787	244,787
Expense Waiver	(10,808)	(10,808)
Net Expenses	$233,979	$233,979
Net Gain (Loss)	$11,675,831	$11,675,831

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/11	$153,977,176	$153,977,176
Additions	179,695,247	179,695,247
Net Gain (Loss)	11,675,831	11,675,831

Net Asset Value End of Period	$345,348,254	$345,348,254
Net Asset Value Per Unit	$70.48

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 2/1/11	2,300,020	2,300,020
Additions	2,600,000	2,600,000
Units Outstanding End of Period 2/28/11	4,900,020	4,900,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended February 28, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502